Exhibit 99.1

Valeritas Elects Joe Mandato, Ph.D., Experienced Medical Device Executive

and Investor, to Board of Directors

BRIDGEWATER, New Jersey, November 30, 2016 — Valeritas Holdings, Inc. (OTCQB: VLRX) announced today the election of Joe Mandato, Ph.D., to the Company’s Board of Directors, effective December 1, 2016. In conjunction with the appointment of Dr. Mandato, Nate Hukill, who represents CRG, will step down from the Board of Directors as of December 1, resulting in a Board with five independent directors on a Board comprising seven members.

Dr. Mandato has extensive experience in the medical device industry as an executive, investor, educator and board member and has led numerous companies to commercial success. He is currently a managing director at DeNovo Ventures where he led investments in 10 medical device companies. Prior to joining DeNovo Ventures, Dr. Mandato had extensive operational experience as the chairman or chief executive officer of numerous medical device companies, including, but not limited to Ioptex, Confer Software, Gynecare, and Origin Medsystems. The latter two were owned by Guidant Corporation. While at Guidant Corporation, he served as a member of its founding management committee following its spin-off from Eli Lilly & Company. He has served on the board of directors of numerous companies, including but not limited to Hansen Medical, Align, Facet Solutions, and AxoGen, Inc.

Dr. Mandato received a Ph.D. in management from Case Western Reserve University, and now serves on its Board of Trustees. Dr. Mandato also holds the Carlo Rossi Chair in Entrepreneurship and Management at the University of San Francisco, is a Lecturer at Stanford University and is currently a Fellow in the Harvard University Advanced Leadership Initiative.

“Our current focus at Valeritas is to execute on our capital-efficient commercial strategy and to continue to grow V-Go® sales in the U.S.,” said John Timberlake, President and Chief Executive Officer of Valeritas. “Joe’s depth of experience in building successful medical device companies that emerge to become market leaders and his extensive participation on company boards will be invaluable as we move forward and accomplish our commercial and business objectives.”

Dr. Mandato commented, “With a revolutionary, efficacious and cost-efficient product, capital-efficient commercial strategy and experienced management team, Valeritas is poised to rapidly gain market share as it drives adoption of V-Go. I look forward to working with the management team and other members of the Board of Directors to continue V-Go’s successful early commercial growth trajectory.”

About Valeritas Holdings, Inc.

Valeritas is a commercial-stage medical technology company focused on developing innovative technologies to improve the health and quality of life of people with Type 2 diabetes. Valeritas’ flagship product, V-Go® Disposable Insulin Delivery device, is a simple, wearable, basal-bolus insulin delivery solution for patients with Type 2 diabetes that enables patients to administer a continuous preset basal rate of insulin over 24 hours. It also provides on-demand bolus dosing at mealtimes. It is the only basal-bolus insulin delivery device on the market today specifically designed keeping in mind the needs of type 2 diabetes patients. Headquartered in Bridgewater, New Jersey, Valeritas operates its R&D functions in Shrewsbury, Massachusetts. For more information, please visit www.valeritas.com.

Forward Looking Statements

This press release may contain forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Valeritas technologies, business and product development plans and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue Valeritas’ business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize the V-Go® Disposable Insulin Delivery device with limited resources, competition in the industry in which Valeritas operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and Valeritas assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Valeritas files with the SEC available at www.sec.gov.

Investor Contacts:

Nick Laudico / Robert Flamm, Ph.D.

The Ruth Group

(646)536-7030 / 7017

IR@valeritas.com

Or

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

858-794-9500

bprag@delmarconsulting.com

Media Contact:

Christopher Hippolyte

The Ruth Group

(646)536-7023

PR@valeritas.com